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                                                                      EXHIBIT 14




                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Prospectus/Proxy Statement filed with Form N-14 under the Securities Act of 1933, related to the proposed combination of the Nuveen Innovation Fund with the Nuveen Rittenhouse Growth Fund, of our report dated September 16, 2002, relating to the financial statements and financial highlights which appears in the July 31, 2002 Annual Report to Shareholders of the Nuveen Innovation Fund and the Nuveen Rittenhouse Growth Fund. We also consent to the reference to our Firm under the caption "Financial Statements" in such registration statement.


Chicago, Illinois
May 6, 2003                                      /s/ PricewaterhouseCoopers LLP